Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Del Global Technologies Corp.
Bay Shore, New York

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-38024, No. 333-69723, No. 033-09133, No. 033-65439, No. 033-78910, No. 033-52088 and No. 033-19772), on Form S-1 (No. 333-38042) of Del Global Technologies Corp. of our report dated October 4, 2010, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois

October 4, 2010